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                                                                    Exhibit 16.1

London
Witte &
Company, P.A.

[LOGO]
Certified Public Accountants

                                                       3101 N. Federal Highway
                                                       Suite 700
                                                       Ft. Lauderdale, FL, 33306
                                                       954-566-4400
                                                       Fax 954-564-4233
                                                       email: mall@lwco.com

July 29, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Re:  Americare Health Scan, Inc.
     Commission File Number 1-16655

Dear Sir/Madam:

We have been the principal accountants for Americare Health Scan, Inc. ("Americare"). As of July 25, 2002, we were advised by Americare that they were terminating our services.

We have read the Company's statements included under Item 4 of its current report on Form 8-K dated July 29, 2002. We agree with the statements contained in the second paragraph therein. We have no basis to agree or disagree with the other statements of Americare contained therein.

London Witte & Company, P.A.
----------------------------
LONDON WITTE & COMPANY, P.A.
Certified Public Accountants
3101 N. Federal Highway, Suite 700
Fort Lauderdale, FL 33306
Telephone (954) 566-4400